                                                                     EXHIBIT (R)
                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1998-1 Monthly Statement
                      Class A Certificate CUSIP #25466KBM0
                      Class B Certificate CUSIP #25466KBN8


Trust Distribution Date: December 15, 1998 Due Period Ending:  November 30, 1998

Pursuant to the Series Supplement dated as of January 14, 1998 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1. Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)
   -----------------------------------------------------------------------------------------------------------
   Series  1998-1                                                    Total       Interest     Principal
          Class A      29 days at 5.367810000%                   $4.324069167  $4.324069167  $0.000000000

          Class B      29 days at 5.547810000%                   $4.469069167  $4.469069167  $0.000000000

2. Principal Receivables at the end of the Due Period
   --------------------------------------------------
(a) Aggregate Investor Interest                        $18,782,271,009.31
    Seller Interest                                     $5,226,651,457.50

    Total Master Trust                                 $24,008,922,466.81


(b) Group One Investor Interest                        $16,232,271,009.31

(c) Group Two Investor Interest                         $2,550,000,000.00

(d) Series 1998-1 Investor Interest                       $368,422,000.00

(e) Class A Investor Interest                             $350,000,000.00

    Class B Investor Interest                              $18,422,000.00

3. Allocation of Receivables Collected During the Due Period
   ---------------------------------------------------------

                                                            Finance Charge         Principal        Yield
                                                             Collections          Collections     Collections
(a) Allocation of Collections between Investor and Seller

    Aggregate Investor Allocation                            $307,561,871.78    $2,531,194,845.53            $0.00

    Seller                                                    $74,930,196.09      $616,665,924.93            $0.00

(b) Group One Allocation                                     $266,061,482.42    $2,189,651,951.93            $0.00

(c) Group Two Allocation                                      $41,500,389.36      $341,542,893.60            $0.00

(d) Series 1998-1 Allocations                                  $6,005,125.46       $49,421,414.10            $0.00

(e) Class A Allocations                                        $5,699,131.81       $46,903,125.48            $0.00

    Class B Allocations                                          $305,993.65        $2,518,288.62            $0.00

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------
                        Deposits into the
                         SPFAs This        SPFA    Deposit Deficit   Investment
                         Due Period       Balance      Amount          Income
     Series 1998-1           $0.00         $0.00         0.00         $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                 Total Payments
                                 Amount Paid    Deficit Amount    Through This
                               This Due Period  This Due Period    Due Period
      Series 1998-1                 $0.00            $0.00                $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------
                                                 Deposits Into the
                                                   SIFAs This
                                                   Due Period     SIFA Balance
     Series 1998-1                                $1,595,753.40            $0.00

7.   Pool Factors
     ------------
                                                        This Due Period
     Class A                                                 1.00000000

     Class B                                                 1.00000000

8.   Investor Charged-Off Amount
     ---------------------------
                                                                Cumulative
                                                             Investor Charged-Off
                                         This Due Period          Amount
  (a) Group One                           $104,362,158.22                    $0.00

  (b) Group Two                            $16,278,456.25                    $0.00

  (c) Series 1998-1                         $2,355,500.12                    $0.00

  (d) Class A                               $2,235,474.64                    $0.00

      Class B                                 $120,025.48                    $0.00

9.   Investor Losses This Due Period
     -------------------------------
                                                              Per $1,000 of
                                                            Original Invested
                                                 Total          Principal
  (a) Group One                                     $0.00                $0.00

  (b) Group Two                                     $0.00                $0.00

  (c) Series 1998-1                                 $0.00                $0.00

  (d) Class A                                       $0.00                $0.00

      Class B                                       $0.00                $0.00

10.  Reimbursement of Investor Losses This Due Period
     ------------------------------------------------        Per $1,000 of
                                                           Original Invested
                                                 Total        Principal
  (a) Group One                                     $0.00          $0.00

  (b) Group Two                                     $0.00          $0.00

  (c) Series 1998-1                                 $0.00          $0.00

  (d) Class A                                       $0.00          $0.00

      Class B                                       $0.00          $0.00


11.  Aggregate Amount of Unreimbursed Investor Losses
     ------------------------------------------------
                                                            Per $1,000 of
                                                          Original Invested
                                                 Total        Principal
  (a) Group One                                     $0.00          $0.00

  (b) Group Two                                     $0.00          $0.00

  (c) Series 1998-1                                 $0.00          $0.00

  (d) Class A                                       $0.00          $0.00

      Class B                                       $0.00          $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period
     -------------------------------------------------------------------
  (a) Group One                                            $27,269,062.78

  (b) Group Two                                             $4,250,000.00

  (c) Series 1998-1                                           $614,036.66

  (d) Class A                                                 $583,333.33

      Class B                                                  $30,703.33

13.  Class Available Subordinated Amount at the end of the Due Period
     ----------------------------------------------------------------
                                                                As a Percentage
                                                                  of Class A
                                                 Total          Invested Amount
     Series 1998-1 Class B                      $46,052,750.00       13.1579%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                           Shared Amount   Class B Amount
     Maximum Amount                                $0.00      $27,631,650.00

     Available Amount                              $0.00      $27,631,650.00

     Amount of Drawings on Credit Enhancement
       for this Due Period                         $0.00               $0.00

15.  Delinquency Summary
     -------------------

     End of Due Period Master Trust Receivables Outstanding     $24,384,557,504.89

                              Delinquent Amount          Percentage of Ending
     Payment Status           Ending Balance             Receivables Outstanding
     30-59 days              $535,031,401.69                  2.19%

     60-179 days           $1,142,280,047.90                  4.68%

                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee


                              BY:
                                  ---------------------------------
                                        Vice President

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 1998-1 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

    The undersigned, a duly authorized representative of Greenwood Trust
Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of January 14, 1998 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1998-1 Master Trust Certificates for the Distribution Date occurring on December 15, 1998:


1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

3.  The aggregate amount of Collections processed during the related Due
    Period is equal to                                                               $3,530,352,838.30

4.  The aggregate amount of Class A Principal Collections processed during the
    related Due Period is equal to                                                      $46,903,125.48

5.  The aggregate amount of Class A Finance Charge Collections processed during
    the related Due Period is equal to                                                   $5,699,131.81

6a. The aggregate amount of Class A Principal Collections recharacterized as
    Series Yield Collections during the related Due Period is equal to                           $0.00

6b. The aggregate amount of Class A Additional Funds for this Distribution
    date is equal to                                                                             $0.00

7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

    (a)  with respect to the Class A Required Amount Shortfall                                   $0.00
         is equal to

    (b)  with respect to the Class A Cumulative Investor Charged-Off                             $0.00
         Amount is equal to

    (c)  with respect to the Class A Investor Interest is equal to                               $0.00

8.  The sum of all amounts payable to the Class A Certificateholders
    on the current Distribution Date is equal to                                         $1,513,424.21

9.   The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                                                  $2,518,288.62

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                             $305,993.65

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                          $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                            $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                                  $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off                            $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                              $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                           $82,329.19

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

      IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of December, 1998.



                                GREENWOOD TRUST COMPANY
                                  as Master Servicer

                                By:
                                   -------------------------------
                                Vice President, Chief Accounting Officer,
                                and Treasurer